EXHIBIT 99.1

NEWS RELEASE

ICF International Reports Second Quarter 2008 Results

FOR IMMEDIATE RELEASE

Contacts:

Douglas Beck, ICF International, 1.703.934.3820

Lynn Morgen / Betsy Brod, MBS Value Partners, 1.212.750.5800

FAIRFAX, Va. (August 6, 2008) – ICF International, Inc. (NASDAQ:ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, reported results for the second quarter ended June 30, 2008.

Second Quarter Results and Highlights

For the second quarter, revenue was $184.1 million, consisting of $113.7 million from ICF’s core business and $70.4 million from The Road Home contract. In last year’s second quarter, the Company reported total revenue of $190.2 million, of which $61.6 million represented core business and $128.6 million was from The Road Home contract.

“Second quarter core business revenue increased 84.5 percent on a year-over-year basis and 23.2 percent sequentially, reflecting robust demand for our advisory and implementation services across all of our markets and the positive impact of recent acquisitions. Organic growth was 23.9 percent in the second quarter, which is indicative of ICF’s strong competitive position in increasingly prominent markets including energy, climate change, environment, health and human services and homeland security,” said Sudhakar Kesavan, ICF Chairman and CEO.

For the 2008 second quarter, EBITDA1 was $17.9 million, or 9.7 percent of revenue. Earnings from operations were $14.3 million. Net income was $7.9 million, or $0.52 per diluted share, which included non-cash stock compensation expense of $1.7 million, as required by FAS 123(R). In last year’s second quarter, EBITDA was $19.8 million or 10.4 percent of revenue, earnings from operations were $18.6 million, and net income was $11.2 million, or $0.75 per share, which included non-cash stock compensation expense of $0.8 million. The fully diluted weighted average number of shares outstanding for the second quarter of 2008 was approximately 15.2 million compared to approximately 14.8 million for the second quarter of 2007.

“In the second quarter, we significantly increased the relative weighting of ICF’s core business to 62 percent of revenue, as Road Home revenues declined corresponding to the completion of the second year of the contract. Profitability remained firmly within our target range of 9 to 10 percent EBITDA margin, driven by a favorable business mix and greater efficiencies,” continued Mr. Kesavan.

[1]	EBITDA is a Non-GAAP measurement, which adds depreciation and amortization to operating income to derive EBITDA.

The Company’s 2008 second quarter results included a full quarter of operating results from Jones & Stokes Associates, Inc., an integrated planning and resource management firm specializing in the energy, transportation, and water sectors, which ICF acquired in February 2008.

“The integration of the Jones & Stokes and Simat, Helliesen & Eichner, Inc. acquisitions is proceeding very well, and the integration of Z-Tech Corporation is complete,” Mr. Kesavan said. “We have been able to take advantage of our combined expertise and geographical presence to win several important contracts together, and the expanded range of services and client relationships are giving ICF an important competitive advantage in addressing government and commercial opportunities.”

Backlog and New Business Awards

Backlog, excluding The Road Home contract, was $621.6 million at the end of June 2008, up 53 percent from second quarter 2007 backlog of $405.9 million and up 5 percent from the first quarter 2008 backlog of $591.3 million. The Company's total backlog was $780 million at the end of June 30, 2008, of which 54.6 percent was funded.

The total value of contracts awarded in the second quarter of 2008 was $146 million.

Key contracts won in the second quarter included:

•

Health Information Technology Support: Awarded a $60 million, five-year contract with the National Institutes of Health (NIH) Electronic Research Administration (eRA), which processes NIH’s research and non-research grants totaling $30 billion annually. ICF will provide systems engineering, architecture, requirements analysis, and other related IT support to the eRA program.

•

Food Labeling and Packaging: Awarded a multiple award blanket purchase agreement (BPA) with the U.S. Department of Agriculture with an expected value of approximately $5 million over five years. Services will fall into the general areas of risk assessment, program evaluation, economic and regulatory analysis, and training.

•

Brazil Environmental Impacts: Awarded two contracts totaling $1.5 million over three years from the Brazilian energy company Petrobas. Under one contract, ICF is conducting environmental studies to support the licensing of oil and gas exploration and production off the coast of São Paulo, where giant reservoirs were discovered earlier this year. Under the second contract, ICF is conducting similar studies in the Foz do Amazonas and Pará-Maranhão basins.

•

Siberia Environmental Impacts: Won a new eight-month contract valued at $2 million through its Moscow subsidiary, ICF/EKO, at a forest products complex. Under the contract, ICF/EKO is working to ensure the environmental impact assessment is in compliance with national and international standards.

•

Public-Private Partnerships: Received a $2.7 million supplemental grant from the U.S. Department of State’s Middle East Partnership Initiative. This grant increased the total value of the award to approximately $6 million. Under the contract, ICF is supporting public education and outreach to increase breast cancer awareness to help empower women in the Middle East.

•

Green Government: Awarded a new strategic and high profile contract as part of the U.S. House of Representatives’ Green the Capitol Initiative. Under the contract, ICF is developing a formal monitoring and reporting system to help prioritize and track progress toward environmental and sustainability goals, including reducing the overall carbon footprint.

In addition to these contract wins, ICF was singled out among 16 global consultancies as the leader in climate change consulting services by Verdantix, an independent business research firm. In its report, “Green Quadrant: Climate Change Business Consulting,” the research firm reported that “ICF International stands out from the pack…combin[ing] a long track record in climate change advisory, deep environmental expertise, business analysis skills and the capability to deliver engagements in energy intensive sectors and service sectors.”

Summary and Outlook

Looking ahead, Mr. Kesavan said, “ICF’s core business is growing at a faster pace than previously expected, reflecting the strong demand for our services from government and commercial clients and a high rate of business wins in the energy, climate change, environment, and human services markets. The Road Home contract revenues are lower, reflective of the fewer number of closings we are seeing as the program enters its third year.”

Consequently, the Company is increasing its guidance for full-year 2008 core business revenue to $430 million to $435 million, while reducing its expectation for The Road Home contract revenues to a range of $250 million to $260 million. This brings the revised full-year 2008 revenue guidance to $680 million to $695 million from $690 million to $720 million. EBITDA margin expectations remain unchanged at 9 to 10 percent, which will equate to earnings per diluted share of $1.85 to $1.92, based upon approximately 15.3 million weighted average shares outstanding.

Based on backlog levels and current trends, the Company expects 2008 third quarter revenue to range from $170 million to $175 million, of which core business will account for approximately two-thirds, up from 62 percent in the 2008 second quarter. EBITDA margin for the third quarter is projected to be approximately 9.5 percent, and earnings per diluted share are expected to be about $0.45, based on approximately 15.3 million weighted average shares outstanding, and a tax rate similar to the first six months of 2008.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,000 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,”

“should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.

ICF International, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Gross Revenue	$184,064	$190,171	$359,212	$341,884
Direct Costs	119,310	142,640	239,717	250,792
Operating costs and expenses:
Indirect and selling expenses	46,856	27,734	84,093	55,468
Depreciation and amortization	3,603	1,174	6,386	2,341

Total operating costs and expenses	50,459	28,908	90,479	57,809

Operating Income	14,295	18,623	29,016	33,283
Interest expense	(1,037)	(414)	(2,247)	(738)
Other income (expense)	(2)	158	(52)	436

Income before taxes	13,256	18,367	26,717	32,981
Provision for income taxes	5,358	7,207	11,004	13,139

Net income	$7,898	$11,160	$15,713	$19,842

Earnings per Share:
Basic	$0.54	$0.79	$1.08	$1.42

Diluted	$0.52	$0.75	$1.04	$1.35

Weighted-average Shares:
Basic	14,586	14,123	14,534	13,939

Diluted	15,179	14,848	15,174	14,685

ICF International, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30, 2008	December 31, 2007
	(Unaudited)
Assets

Current Assets:
Cash and cash equivalents	$2,018	$2,733
Contract receivables, net	153,900	190,159
Prepaid expenses and other	4,057	3,955
Income tax receivable	—	1,933
Deferred income taxes	5,826	3,902

Total current assets	165,801	202,682

Total property and equipment, net	10,496	7,541
Other assets:
Goodwill	200,543	159,491
Other intangible assets	21,328	17,710
Restricted cash	2,906	3,668
Other assets	3,042	1,933

Total assets	$404,116	$393,025

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$28,584	$74,260
Accrued expenses	39,213	47,084
Accrued salaries and benefits	25,387	27,801
Deferred revenue	13,532	16,067
Income taxes payable	41	—

Total current liabilities	106,757	165,212

Long-term liabilities:
Long-term debt	92,896	47,079
Deferred rent	2,128	1,773
Deferred income taxes	12,092	9,109
Other	4,284	5,061

Total Liabilities	218,157	228,234
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 70,000,000 shares authorized; 14,791,692 and 14,593,723 issued; and 14,716,421 and 14,531,521 outstanding as of June 30, 2008 and December 31, 2007, respectively	15	15
Additional paid-in capital	115,363	109,795
Treasury stock, at cost	(1,003)	(746)
Accumulated other comprehensive income	496	361
Stockholder notes receivable	(12)	(21)
Retained earnings	71,100	55,387

Total stockholders’ equity	185,959	164,791

Total liabilities and stockholders’ equity	$404,116	$393,025

ICF International, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities
Net income	$15,713	$19,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,386	2,341
Non-cash compensation	3,370	1,397
Accrued interest on stockholder notes	—	(18)
Loss on disposal of fixed assets	141	2
Deferred income taxes	(5,693)	1,299
Changes in operating assets and liabilities, net of the effect of acquisitions:
Contract receivables, net	53,928	(23,979)
Prepaid expenses and other	1,249	(1,071)
Accounts payable	(49,755)	14,256
Accrued expenses	(9,722)	25,858
Accrued salaries and benefits	(6,185)	3,804
Deferred revenue	(2,654)	(7,096)
Income tax payable	1,217	(5,387)
Deferred rent	307	(28)
Other liabilities	(1,187)	(1,066)

Net cash provided by operating activities	7,115	30,154

Cash flows from investing activities
Capital expenditures	(3,756)	(1,405)
Payments for trademark application	—	(14)
Capitalized software development costs	(147)	(359)
Additional payments for acquisition of Caliber Associates, Inc.	—	(523)
Payments for business acquisitions, net of cash acquired	(51,282)	(40,021)

Net cash used in investing activities	(55,185)	(42,322)

Cash flows from financing activities
Advances from working capital facilities	169,695	96,222
Payments on working capital facilities	(123,878)	(91,222)
Restricted cash	762	136
Debt issue costs	(1,309)	(11)
Exercise of options	932	2,956
Tax benefits of stock option exercises	1,038	2,251
Net (payments) proceeds for stockholder issuances and buybacks	(29)	117
Proceeds on stockholder notes	9	314

Net cash provided by financing activities	47,220	10,763
Effect of Exchange Rate on Cash	135	85

Net decrease in cash and cash equivalents	(715)	(1,320)
Cash and cash equivalents, beginning of period	2,733	2,997

Cash and cash equivalents, end of period	$2,018	$1,677

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$1,671	$693

Income taxes	$14,541	$14,995